UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2019

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6175 S. Willow Drive, 10th Floor, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Summary of Material Definitive Agreement.  CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Comcast Cable Communications Management, LLC, an affiliate of Comcast Corporation (“Comcast”), under a multi-year Master Subscriber Management System Agreement (the “Previous Agreement”).  The Previous Agreement was scheduled to expire on June 30, 2019, but was extended in November 2018 when Comcast exercised the first of two one-year renewal options, extending the term of the agreement through June 30, 2020.  For the third quarter ended September 30, 2019, CSG generated approximately 23% of its total revenues from Comcast.

On December 16, 2019, CSG entered into a new CSG Master Subscriber Management System Agreement with Comcast (the “Agreement”) which supersedes all previous agreements with Comcast.  The key terms of the Agreement are as follows:

•

The Agreement is effective January 1, 2020, and extends CSG’s contractual relationship with Comcast through December 31, 2024 for cloud and related services, and through December 31, 2025 for print and mail services for residential customer accounts.  In addition, the Agreement provides Comcast with the option to extend the cloud and related services for one additional year by exercising the renewal option no later than June 30, 2023.

•	CSG maintains the exclusive right to provide print and mail services to all Comcast residential customer accounts through December 31, 2025.
•

The fees to be generated under the Agreement will be based primarily on monthly charges for cloud and related services per Comcast residential customer account, and various other ancillary services based on actual usage.  Certain of the per-unit fees include volume-based pricing tiers, and may be subject to annual price escalators.

•

The Agreement contains certain financial commitments associated with the number of Comcast residential customer accounts that are to be processed on CSG’s systems, with such commitments decreasing over the life of the Agreement.  However, if Comcast chooses to process fewer customer accounts on CSG’s systems than the committed amounts, the monthly fees to be paid by Comcast will be based on the higher number of committed customer accounts for the applicable billing period.

•	The Agreement includes potential financial incentives related to Comcast’s efficient use of CSG’s systems.
•

The Agreement contains certain rights and obligations of both parties, including the following key items:  (i) the termination of the Agreement under certain conditions; (ii) various service level commitments; and (iii) remedies and limitation on liabilities associated with specified breaches of contractual obligations.

When compared to the previous contract, CSG did provide overall pricing adjustments of approximately 10% to Comcast, which in effect, will reduce the current fees CSG will be receiving from Comcast.  The anticipated revenue impact in both the near and long terms may vary depending on the actual level of products and services consumed by Comcast.  The revenue impact from the Agreement is only an estimate and actual results may vary depending upon a variety of factors.  CSG undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  CSG wishes to ensure that such forward-looking statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible, the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995.  See “Risk Factors” below for additional discussions on forward-looking statements.

A copy of the Agreement, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-K for the year ended December 31, 2019.

Risk Factors.  This report contains a number of forward-looking statements (as defined under the Securities Act of 1933, as amended) relative to expectations concerning CSG’s business.  These forward-looking statements are based on assumptions about a number of important factors, and involve risks and uncertainties that could cause actual results to differ materially from estimates contained in the forward-looking statements.  One of the key risk factors relating to the Agreement is listed below, but this item is not exhaustive either with respect to CSG’s business generally, or the Agreement specifically.  Readers are therefore encouraged to read additional information concerning these and other risk factors in CSG’s respective filings with the SEC, including CSG’s most recent Annual Report on Form 10-K, Quarterly reports on Form 10-Q, and Current Reports on Form 8-K.   CSG assumes no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

•

CSG Derives a Significant Portion of its Revenues From a Limited Number of Clients, and the Loss of the Business of a Significant Client Could Have a Material Adverse Effect on its Financial Position and Results of Operations.

Over the past decade, the worldwide communications industry has experienced significant consolidation, resulting in a large percentage of the market being served by a limited number of service providers with greater size and scale, and there are possibilities of further consolidation. Consistent with this market concentration, CSG generates over 40% of its revenues from its two largest clients, which are (in order of size) Comcast and Charter Communications, Inc., which each individually accounted over 10% or more of its total revenues. For the third quarter of 2019, CSG generated approximately 23% of its total revenues from Comcast.  CSG cannot predict with certainty the level of future products and services to be purchased by Comcast beyond the commitments included in the Agreement.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of clients. Such risks are that a significant client could: (i) undergo a formalized process to evaluate alternative providers for services CSG provides; (ii) terminate or fail to renew their contracts with CSG, in whole or in part for any reason; (iii) significantly reduce the number of customer accounts processed on CSG’s solutions, the price paid for its services, or the scope of services that CSG provides; or (iv) experience significant financial or operating difficulties. Any such development could have a material adverse effect on CSG’s financial position and results of operations and/or trading price of its common stock.

The industry in which CSG conducts its business is highly competitive, and as a result, it is possible that a competitor could increase its footprint and share of customers serviced at CSG’s expense or a service provider could develop their own internal solutions.  While CSG’s clients may incur some costs in switching to CSG’s competitors or their own internally-developed solutions, they may do so for a variety of reasons, including: (i) price; (ii) dissatisfaction with CSG’s solutions or service levels; or (iii) if CSG does not maintain favorable relationships.

Item 7.01  Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure).  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 17, 2019, CSG issued two press releases announcing that it had: (i) entered into a new agreement with Comcast; and (ii) issued its initial 2020 financial guidance for revenues and operating margin percentage as a result of the Agreement.  A copy of such press releases are attached to this Form 8-K as Exhibit 99.1 and Exhibit 99.2 and are incorporated into this section by reference.

9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of CSG Systems International, Inc. (CSG and Comcast Announce A 5-Year Contract Extension) dated December 17, 2019
99.2	Press release of CSG Systems International, Inc. (CSG International Issues Initial 2020 Guidance) dated December 17, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2019

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ David N. Schaaf
David N. Schaaf
Chief Accounting Officer

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